SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 10, 2009

CHINA-BIOTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110733	98-0393071
(Commission File Number)	(IRS Employer Identification No.)

No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China
(Address of Principal Executive Offices)	(Zip Code)

(86 21) 5834-9748
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

China-Biotics, Inc. (the “Company”) has scheduled its 2009 Annual Meeting of Stockholders (the “Meeting”) to be held on Friday, March 5, 2010 at 10:30 a.m. (Shanghai time).  The Meeting will be held at the Company’s executive offices at 5th Floor, Block 15-1, No. 999 Ningqiao Road, Jinqiao Export Processing Zone, Pudong, Shanghai 201206, People’s Republic of China.  The Company’s board of directors has established Friday, January 8, 2010 as the record date for the Meeting.  Management expects that the definitive proxy statement for the Meeting will be mailed to stockholders on or about Friday, January 15, 2010.

The Meeting is being held more than 30 days after the anniversary of the Company’s prior annual meeting of stockholders for fiscal year 2008 held on September 12, 2008.  As a result of this change in the timing of the Company’s annual meeting date, stockholder proposals must be received by the Corporate Secretary no later than Thursday, December 31, 2009 in order to be included in the Company’s proxy statement relating to the Meeting or to be presented at the Meeting.  Any such proposal must also meet the other requirements of the rules of the United States Securities and Exchange Commission relating to stockholder proposals.

Any stockholder proposals should be mailed to: China-Biotics, Inc., 5th Floor, Block 15-1, No. 999 Ningqiao Road, Jinqiao Export Processing Zone, Pudong, Shanghai 201206, People’s Republic of China, Attn:  Corporate Secretary.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit
Number	Exhibit Description

99.1	Press Release of China-Biotics, Inc. dated December 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA-BIOTICS, INC.

Date: December 10, 2009	By:	/s/ Song Jinan
Song Jinan
Chief Executive Officer, President, Treasurer and Secretary